Exhibit 33.8

MANAGEMENT’S ASSESSMENT OF COMPLIANCE WITH REGULATION AB CRITERIA

Principal Real Estate Investors, LLC and Principal Global Investors, LLC, (the “Assessing Parties”) are responsible for assessing compliance for the transactions listed on Attachment A for the period January 1, 2019 through December 31, 2019, (the “Reporting Period”) with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), except for the criteria set forth in Sections 229.1122(d)(1)(ii)-(iii), 229.1122(d)(3)(i) – (iv), 229.1122(d)(4)(ix), and 229.1122(d)(4)(xv), in the CFR, which the Assessing Parties have concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial mortgage loans and primarily serviced by the Assessing Parties (the “Applicable Servicing Criteria”).

The Assessing Parties have assessed compliance with the Applicable Servicing Criteria for the Reporting Period and have concluded that the Assessing Parties have complied, in all material respects, with the Applicable Servicing Criteria for the transactions listed on Attachment A backed by commercial mortgages primarily serviced by the Assessing Parties.

With respect to servicing criteria 1122(d)(1)(i) and 1122(d)(4)(i) (the “Criteria”), the Assessing Parties have engaged various vendors to perform certain activities required by this Criteria. The Assessing Parties have determined that none of these vendors are considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Assessing Parties have elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Regulation AB Compliance and Disclosure Interpretations of the Division of Corporation Finance, Section 200.06, “Vendors Engaged by Servicers” (C&DI 200.06). The Assessing Parties have assessed that it has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Assessing Parties are solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criterion as described herein.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assessment.

By:	/s/ Steven Johnson
Steven Johnson
Managing Director
Principal Real Estate Investors, LLC
Principal Global Investors, LLC

Date:	2/17/2020

Attachment A
Commercial Mortgage Pass-Through Certificates

Wells Fargo Bank, National Association, as Master Servicer
Series 2004-Top14 dated April 1, 2004	Series 2000-PRIN dated September 1, 2000	Series 2001-Top3 dated July 1, 2001
Series 2004-Top16 dated November 1, 2004	Series 2004-Top15 dated July 1, 2004	Series 2003-Top10 dated April 1, 2003
Series 2005-Top18 dated April 1, 2005	Series 2005-Top20 dated October 1, 2005	Series 2004-Top13 dated February 1, 2004
Series 2005 PWR10 dated December 1, 2005	Series 2006-Top21 dated January 1, 2006	Series 2004-IQ8 dated August 1, 2004
Series 2006-Top22 dated April 1, 2006	Series 2006 PWR13 dated September 1, 2006	Series 2005-Top19 dated July 1, 2005
Series 2006-HQ9 dated August 1, 2006	Series 2007 Top25 dated January 30, 2007	Series 2006-Top23 dated August 1, 2006
Series 2006 PWR14 dated December 1, 2006	Series 2011 C-2 dated March 1, 2011	Series 2006-Top24 dated October 1, 2006
Series 2007 Top26 dated April 18, 2007	Series 2011 C-5 dated November 1, 2011	Series 2007 PWR15 dated March 29, 2007
Series 2011 C-4 dated August 1, 2011	Series 2012 C10 dated December 1, 2012	Series 2007 PWR18 dated December 27, 2007
Series 2012 C-9 dated October 1, 2012	Series 2013 C17 dated November 1, 2013	Series 2011 C-3 dated June 1, 2011
Series 2013 C13 dated May 1, 2013	Series 2015 – C27 dated March 1, 2015	Series 2012 C-8 dated August 1, 2012
Series 2014 – LC14 dated February 1, 2014	Series 2017 – P7 dated April 1, 2017	Series 2013 C11 dated February 1, 2013
Series 2014 – C21 dated August 1, 2014	Series 2016 – P3 dated April 1, 2016	Series 2014 – C19 dated March 1, 2014
Series 2015 – P2 dated December 1, 2015	Series 2016 – P4 dated July 1, 2016	Series 2015 – P1 dated August 1, 2015
Series 2017 – CD6 dated November 1, 2017	Series 2017 – P8 dated September 1, 2017	Series 2019 – CD8 dated August 1, 2019

Berkadia Commercial Mortgage LLC, as Master Servicer
Series 2007 IQ-15 dated 8/23/2007	Series 2002 IQ-3 dated 12/01/2002

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer
Series 2016 – P5 dated October 1, 2016	Series 2016 – P6 dated December 1, 2016